                                                                     EXHIBIT 3.2


                                     BYLAWS
                                       OF
                              SATELLINK PAGING INC.


                                    ARTICLE I

                                     OFFICES

      The corporation shall at all times maintain a registered office in the State of Georgia and a registered agent at that address but may have other offices located within or outside the State of Georgia as the Board of Directors may determine.

                                   ARTICLE II

                             SHAREHOLDERS' MEETINGS

      2.1 Annual Meeting. A meeting of shareholders of the corporation shall be held annually, within four (4) months of the end of each fiscal year of the corporation. The annual meeting shall be held at such time and place and on such date as the Directors shall determine from time to time and as shall be specified in the notice of the meeting.

      2.2 Special Meetings. Special meetings of the shareholders may be called at any time by the President or any holder or holders of as much as twenty-five percent of the outstanding capital stock of the corporation. Special meetings shall be held at such a time and place and on such date as shall be specified in the notice of the meeting.

      2.3 Place. Annual or special meetings of shareholders may be held within or without the State of Georgia.

      2.4 Notice. Notice of annual or special shareholders meetings stating place, day and hour of the meeting shall be given in writing not less than ten nor more than fifty days before the date of the meeting, either mailed to the last known address or personally given to each shareholder. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns a plan of merger or consolidation, in which event the waiver shall comply with the further requirements of law concerning such waivers. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. The notice of any meeting at which amendments to or restatements of the articles of incorporation, merger or consolidation of the corporation, or the disposition of corporate assets requiring shareholder approval are to be considered shall state such purpose, and further comply with all requirements of law.

      2.5 Quorum. At all meetings of shareholders a majority of the outstanding shares of stock shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn from day to day, and shall announce the time and place to which the meeting is adjourned.

      2.6 Action in Lieu of Meeting. Any action to be taken at a meeting of the shareholders of the corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by the holders of all of the shares entitled to vote with respect to the subject matter thereof, or by the holders of such lesser number of shares as may be required in accordance with any lawful provision of the Articles of Incorporation, and any further requirements of law pertaining to such consents have been complied with.

                                   ARTICLE III

                                    DIRECTORS

      3.1 Management. Subject to these bylaws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the corporation.

      3.2 Number of Directors. The shareholders shall fix by resolution the precise number of members of the Board of Directors, provided that the Board of Directors shall consist of not fewer than three (3) nor more than seven (7) members unless there are fewer than three (3) shareholders, in which case there may be two (2) directors or, if at any time at least 51% of the stock of the corporation shall be held by one
(1) person, the Shareholders may determine to have only one (1) member of the Board of Directors. Directors shall be elected at each annual meeting of the shareholders and shall serve for a term of one year and until their successors are elected. A majority of said Directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Directors present at the meeting.

      3.3 Vacancies. The Directors may fill the place of any Director which may become vacant prior to the expiration of his term, such appointment by the Directors to continue until the expiration of the term of the Director whose place has become vacant, or may fill any directorship created by reason of an increase in the number of directors, such appointment by the Directors to continue for a term of office until the next election of directors by the Shareholders and until the election and qualification of the successor.

      3.4 Meetings. The Directors shall meet annually, without notice, following the annual meeting of the shareholders. Special meetings of the Directors may be called at any time by the President or by any two Directors, on two days' written notice to each Director, which notice shall specify the time and place of the meeting. Notice of any such meeting may be waived by an instrument in writing executed before or after the meeting. Directors may attend and participate in meetings either in person or by means of conference telephones or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communication equipment shall constitute presence in person at any meeting. Attendance in person at such meeting shall constitute a waiver of notice thereof.

      3.5 Action in Lieu of Meeting. Any action to be taken at a meeting of the Directors, or any action that may be taken at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors and any further requirements of law pertaining to such consents have been complied with.

      3.6 Removal. Any Director may be removed from office, with or without cause, upon the majority vote of the shareholders, at a meeting with respect to which notice of such purpose is given.

      3.7 Interested Directors and Officers. An interested director or officer is one who is a party, to a contract or transaction with the corporation or who is an officer or director of, or has a financial interest in, another corporation, partnership or association which is a party to a contract or transaction with the corporation. Contracts and transactions between the corporation and one or more interested directors or officers shall not be void or voidable solely because of the involvement or vote of such interested persons as long as (i) the contract or transaction is approved in good faith by the board of directors or appropriate committee by the affirmative votes of a majority of disinterested directors, even if the disinterested directors be less than a quorum, at a meeting of the board or committee at which the material facts as to the interested person or persons and the contract or transaction are disclosed or known to the board or committee prior to the vote; or (ii) the contract or transaction is approved in good faith by the shareholders after the material facts as to the interested person or persons and the contract or transaction have been disclosed to them; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board, committee, or shareholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the board or committee which authorizes the contract or transaction.

      3.8 Committees of the Board. The Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of two or more Directors, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board in managing the corporate business and affairs, and may have power to authorize the seal of the corporation to be fixed to all papers which may require it. The committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report same to the Board of Directors when required.

                                   ARTICLE IV

                                    OFFICERS

      4.1 General Provisions. The officers of the corporation shall consist of a President, a Secretary and a Treasurer who shall be elected by the Board of Directors, and such other officers as may be elected by the Board of Directors or appointed as provided in these bylaws. Each officer shall be elected or appointed for a term of office running until the meeting of the Board of Directors following the next annual meeting of the shareholders of the corporation, or such other term as provided by resolution of the Board of Directors or the appointment to office. Each officer shall serve for the term of office for which he is elected or appointed and until his successor has been elected or appointed and has qualified or his earlier resignation, removal from office or death. Any two or more offices may be held by the same person, except the offices of President and Secretary.

      4.2 President. The President shall be the chief executive officer of the corporation and shall have general and active management of the operation of the corporation. He shall be responsible for the administration of the corporation, including general supervision of the policies of the corporation and general and active management of the financial affairs of the corporation, and shall execute bonds, mortgages or other contracts in the name and on behalf of the corporation.

      4.3 Secretary. The Secretary shall keep minutes of all meetings of the shareholders and Directors and have charge of the minute books, stock books and seal of the corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

      4.4 Treasurer. The Treasurer shall be charged with the management of the financial affairs of the corporation, shall have the power to recommend action concerning the corporation's affairs to the President, and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or Board of Directors.

      4.5 Assistant Secretaries and Treasurers. Assistants to the Secretary and Treasurer may be appointed by the President or elected by the Board of Directors and shall perform such duties and have such powers as shall be delegated to them by the President or the Board of Directors.

      4.6 Vice Presidents. The corporation may have one or more Vice Presidents, elected by the Board of Directors, who shall perform such duties and have such powers as may be delegated by the President or the Board of Directors.

                                    ARTICLE V

                                  CAPITAL STOCK

      5.1 Share Certificates. Share certificates shall be numbered in the order in which they are issued. They shall be signed by the President and Secretary and the seal of the corporation shall be affixed thereto. Share certificates shall be kept in a book and shall be issued in consecutive order therefrom. The name of the person owning the shares, the number of shares, and the date of issue shall be entered on the stub of each certificate. Share certificates exchanged or returned shall be cancelled by the Secretary and placed in their original place in the stock book.

      5.2 Transfer of Shares. Transfers of shares shall be made on the stock books of the corporation by the holder in person or by power of attorney, on surrender of the old certificate for such shares, duly assigned.

      5.3 Voting. The holders of the capital stock shall be entitled to one vote for each share of stock standing in their name.

                                   ARTICLE VI

                                      SEAL

      The seal of the corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the corporation. The seal shall be in the custody of the Secretary and affixed by him or by his assistants on the certificates of stock and other appropriate papers.

                                   ARTICLE VII

                                    AMENDMENT

      These bylaws may be amended by majority vote of the Board of Directors of the corporation or by majority vote of the shareholders, provided that the shareholders may provide by resolution that any bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      The corporation shall indemnify and save harmless the Directors, officers, employees or agents of the corporation for personal losses or damages incurred for acts or omissions done or not done on behalf of the corporation in accordance with the

Indemnification Policy (the Policy) attached hereto as Exhibit A and incorporated herein by this reference. It is the intention of the corporation that indemnification under the Policy shall extend to the maximum indemnification possible under the laws of the State of Georgia.

                                    EXHIBIT A

                             INDEMNIFICATION POLICY

                                       OF

                              SATELLINK PAGING INC.


      1. Under the circumstances prescribed in Paragraphs 3 and 4 below, the corporation shall indemnify and hold harmless any person who was or who is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      2. Under the circumstances prescribed in Paragraphs 3 and 4 below, the corporation shall indemnify and hold harmless any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action or suit by, or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      3. To the extent that a Director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Paragraphs 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      4. Except as provided in Paragraph 3 and except as may be ordered by a court, any indemnification under Paragraphs 1 and 2 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Paragraphs 1 and 2. Such a determination shall be made: (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding; (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by the firm of independent legal counsel then employed by the corporation, in a written opinion; or (3) by the affirmative vote of a majority of the shares entitled to vote thereon.

      5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Indemnification Policy.

      6. The indemnification and advancement of expenses provided by or granted pursuant to this Indemnification Policy shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any by-law, resolution, or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon, taken at a meeting, the notice of which specified that such by-law, resolution, or agreement, would be placed before the shareholders, both as to action by a Director, officer, employee, or agent in his official capacity and as to action in another capacity while holding such office or position. No such other rights, in respect to indemnification or otherwise, may be provided or granted to a Director, officer, employee, or agent pursuant to this policy: (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for the types of liabilities set forth in Georgia Business

Corporation Code, Section 14-2-154; or (iv) for any transaction from which the director derives an improper personal benefit.

      7. The corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Indemnification Policy.

      8. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, sent by first class mail to its shareholders of record at the time entitled to vote for the election of Directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

      The indemnification and advancement of expenses provided by or granted pursuant to this Indemnification Policy shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                    EXHIBIT C

                            CONSENT RESOLUTION OF THE
                           SOLE MEMBER AND MANAGER OF
                              SATELLINK PAGING, LLC

      WHEREAS, the Satellink Communications, Inc. (the "Parent") and Satellink Paging, LLC (the "Company") have entered into a Second Amended and Restated Loan and Security Agreement dated as of January 31, 1997, as amended by a certain First Amendment to Second Amended and Restated Loan and Security Agreement (the "Old Loan Agreement") with Creditanstalt-Bankverein;

      WHEREAS, the Company has proposed that the Company and the Parent amend and restate the Old Loan Agreement by entering into a Third Amended and Restated Loan and Security Agreement (the "Loan Agreement") with Creditanstalt-Bankverein and Finova Capital Corporation, as lenders (the "Lenders"), and Creditanstalt-Bankverein, as agent (the "Agent"), pursuant to which the Lenders will establish a credit facility in favor of the Company on substantially the same terms and conditions as the Old Loan Agreement;

      WHEREAS, in connection with the execution of the Loan Agreement, the Company intends to execute (i) certain Revolving Credit Notes and Term Notes in favor of each of the Lenders; (ii) a certain Amended and Restated Collateral Assignment; and (iii) certain other agreements, documents, instruments and certificates in connection with the foregoing (all of the foregoing, including the Loan Agreement, collectively referred to as the "Loan Documents"); and

      WHEREAS, the Company has determined that it is in the best interest of the Company that officers of the Company execute and deliver, and that the Company perform the terms of, the Loan Documents.

      NOW, THEREFORE, BE IT RESOLVED, that the Company is hereby authorized to enter into and perform all obligations of the Company under and pursuant to the Loan Documents;

      RESOLVED FURTHER, that the sole member of the Company hereby directs Mr. Jerry W. Mayfield and Mr. Daniel D. Lensgraf (the "Authorized Officers") to negotiate the terms of, and execute, on behalf of the Company, the Loan Documents, any amendments, supplements, modifications, extensions and renewals to the Loan Documents and any and all other documents contemplated by the terms of the Loan Documents which the Agent or the Lenders may request or require in connection with the consummation of the transactions contemplated by the Loan Documents;

      RESOLVED FURTHER, that the Loan Documents executed by any Authorized Officer may be, but need not be, attested by the Secretary or Assistant Secretary of the Company under the corporate seal of the Company;

      RESOLVED FURTHER, that the officers and employees of the Company are hereby authorized to take any and all other actions necessary to carry out and give effect to the transactions contemplated by, or to be performed by, the Company under the Loan Documents, and that the Authorized Officers are each authorized and directed to execute and deliver such other instruments and documents and take such other action as such Authorized Officer may deem necessary or appropriate to effectuate the intent of the foregoing Resolutions and to consummate the transactions contemplated by the Loan Documents;

      RESOLVED FURTHER, that any and all actions taken by the Authorized Officers and any other properly authorized officers of the Company in connection with the negotiation, preparation and execution of the Loan Documents prior to the date hereof are hereby ratified, affirmed and approved in all respects; and

      RESOLVED FURTHER, that the signature of any Authorized Officer to any of the Loan Documents shall be conclusive evidence of the authority of such Authorized Officer to execute and deliver such Loan Document on behalf of the Company.

      RESOLVED FURTHER, that the Board of Directors hereby authorizes the Authorized Officers to make such changes in the foregoing documents prior to the execution of such documents as are, in the judgment of the Authorized Officers, in the best interest of the Company.

      RESOLVED FURTHER, that the Authorized Officers are authorized and directed to enter into, execute, and deliver, for and in the name of the Company, all such further instruments, certificates, and documents as may be necessary, appropriate, desirable or required in order to cause the resolutions contained herein to become effective.

                          CERTIFICATE OF THE SECRETARY

      I, Daniel D. Lensgraf hereby certify that I am the duly elected, qualified and acting Secretary of Satellink Communications, Inc., a Georgia corporation (the "Parent"), the sole member and Manager of Satellink Paging, LLC, a Georgia limited liability company (the "Company"), and that, as such, I have access to its corporate records and am familiar with the matters herein certified, and I am authorized to execute and deliver this Certificate in the name and on behalf of the Company and that:

      1. This Certificate is being delivered pursuant to that certain Third Amended and Restated Loan and Security Agreement (the "Loan Agreement") dated as of the date hereof by and among the Parent, the Company, Creditanstalt-Bankverein and FINOVA Capital Corporation, as lenders, and Creditanstalt-Bankverein, as agent. Capitalized terms used herein and not defined herein are used herein with the respective meanings given such terms in the Loan Agreement.

      2. Attached hereto as Exhibit A is a true and correct copy of the Articles of Organization of the Company as certified by the Secretary of State of the State of Georgia, together with all amendments and modifications thereto, as in full force and effect on and as of the date hereof

      3. Attached hereto as Exhibit B is a true, correct and complete copy of the Operating Agreement of the Company, together with all amendments and modifications thereto, as in full force and effect on and as of the date hereof.

      4. Attached hereto as Exhibit C is a true and correct copy of resolutions duly adopted by the manager and sole member of the Company on June 27, 1997, which resolutions have not been amended, rescinded or modified, are in full force and effect on the date hereof, and do not violate or conflict with the Articles of Organization or Operating Agreement of the Company and do not violate or conflict with the Articles of Incorporation or Bylaws of the Parent.

      5. The following persons are authorized to execute and deliver the Loan Documents as representatives of the Parent on behalf of the Company, have been duly elected to the offices of the Parent set forth beside their names, have been duly qualified, and on the date hereof, hold the offices set forth opposite their respective names below and the signatures set forth opposite their respective names are their respective genuine signatures:

Name                     Title                         Signature
----                     -----                         ---------

Jerry W. Mayfield        President                     /s/ Jerry W. Mayfield
                                                      --------------------------

Daniel D. Lensgraf       Senior Vice President-        /s/ Daniel D. Lensgraf
                         Finance and                  --------------------------
                         Administration, Secretary
                         and Chief Financial Officer

      IN WITNESS WHEREOF, I hereby set forth my signature this 27th day of June, 1997.


                                        /s/ Daniel D. Lensgraf
                                        ---------------------------------
                                        Daniel D. Lensgraf
                                        Secretary

[CORPORATE SEAL]


      I, Jerry W. Mayefield hereby certify that (a) I am the duly elected, qualified and acting President of the Parent, (b) Daniel D. Lensgraf is the duly elected, qualified and acting Secretary of the Parent and (c) the signature of Daniel D. Lensgraf set forth above is his genuine signature.

      IN WITNESS WHEREOF, I hereby set forth my signature this 27th day of June, 1997.

                                        /s/ Jerry W. Mayfield
                                        ---------------------------------
                                        Jerry W. Mayfield
                                        President

                                    Exhibit B

                               OPERATING AGREEMENT
                                       OF
                              SATELLINK PAGING LLC


      THIS OPERATING AGREEMENT (the "Operating Agreement") of SATELLINK PAGING LLC (the "Company"), effective the 31st day of January, 1997 is made by SATELLINK COMMUNICATIONS, INC., as the sole member (the "Member").

                                    RECITALS

      WHEREAS, the Member has formed SATELLINK PAGING LLC as a limited liability company under the Georgia Limited Liability Company Act (the "Georgia Act"); and

      WHEREAS, the Member desires to state this Operating Agreement, as set forth below;

      NOW, THEREFORE, the Member declares as follows:

      1.    FORMATION.

      Effective with the filing of the Articles, the Company shall constitute a limited liability company formed pursuant to the Georgia Act and other applicable laws of the State of Georgia. The Manager shall, when required, file such amendments to or restatements of the Articles, in such public offices in the State of Georgia or elsewhere as the Manager deems advisable to give effect to the provisions of this Agreement and the Articles, and to preserve the character of the Company as a limited liability company.

      2.    NAME; PLACE OF BUSINESS; REGISTERED OFFICE AND AGENT.

      The Company shall be conducted under the name of "Satellink Paging LLC" or such other name as the Manager shall hereafter designate. The principal office and place of business of the Company is 1325 Northmeadow Parkway, Suite 120, Roswell, Georgia 30076. The initial registered agent for service of process at the registered office of the Company shall be Mr. Jerry W. Mayfield. The registered office of the Company shall be the principal office address above.

      3.    PURPOSE.

      The purpose of the Company is to:

            (a) accomplish any lawful business whatsoever which at any time appears to the Manager conducive to or expedient for the protection or benefit of the Company and its property;

            (b) exercise all powers necessary to or reasonably connected with the Company's business which may be legally exercised by limited liability companies under the Georgia Act; and

            (c) engage in all activities necessary, customary, convenient, or incident to such purpose.

      4.    STATUTORY COMPLIANCE.

      The Company shall exist under and be governed by, and this Operating Declaration shall be construed in accordance with, the applicable laws of the State of Georgia. The member shall execute and file such documents and instruments as may be necessary or appropriate with respect to the formation of, and the conduct of business by, the Company.

      5.    TITLE TO COMPANY PROPERTY.

      All property shall be owned by the Company and, insofar as permitted by applicable law, the Member shall have no ownership interest in property. An interest in the Company shall be personal property for all purposes.

      6.    TERM.

      The term of the Company shall commence with its formation under Article I and continue indefinitely, unless terminated in accordance with Article II or as otherwise provided by law.

      7.    THE MANAGER

            7.1 Management. The business and affairs of the Company shall be managed by its Manager. The Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business.

            7.2 Number, Tenure and Qualifications. The Company shall initially have one (1) Manager who shall be Satellink Communications, Inc. (the "Manager").

            7.3 Authority of Manager. The Manager shall have the sole and exclusive right to manage and control, and complete and exclusive discretion in the management and control of, the affairs and business of the Company; and shall have all of the rights and powers of the Manager of a limited liability company to the extent permitted by the Georgia Act.

            7.4 Duties and Obligations of Manager.

                  7.4.1 The Manager shall take all actions necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Georgia and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Member or to enable the Company to conduct the business in which it is engaged and (ii) for the accomplishment of the Company's purposes.

                  7.4.2 The Manager shall devote to the Company such time as may be necessary for the proper performance of all of his duties under this Agreement, but the Manager shall not be required to devote full time to the performance of such duties and may have other business interests or engage in other business activities. The Manager shall not incur any liability to the Company as a result of engaging in any other business or venture.

            7.5 Replacement of the Manager. The Manager may be removed at any time, with or without cause, by the Member. After such removal, the vacancy shall be filled by the vote of the majority of the Members.

      8.    INDEMNIFICATION OF MANAGER.

            8.1   Generally.

                  8.1.1 The Company, its receiver or its trustee shall indemnify, save harmless, and pay all judgments and claims against the Manager relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Manager in connection with the business of the Company, including attorneys' fees incurred by such Manager in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws (including the Securities Act of 1933, as amended, and the Investment Companies Act) as permitted by law.

                  8.1.2 The Company shall indemnify, save harmless, and pay all expenses, costs, or liabilities of the Manager who for the benefit of the Company makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with' any property proposed to be acquired by the Company and who suffers any financial loss as the result of such action.

            8.2 Insurance. The Company may purchase and maintain insurance on behalf of any one or more indemnitees under Section 8.1 and such other persons as the Manager shall determine against any liability which may be asserted against or expense which may be incurred by such person in connection with the Company's activities, whether or not the Company would have the power to indemnify such person against such liability or expense under the provisions of this Agreement. The Manager and the Company may enter into indemnity contracts with indemnitees and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this
Section 8.2 and containing such other procedures regarding indemnification as are appropriate.

      9.    RIGHTS AND OBLIGATIONS OF MEMBER.

            9.1 Limitation on Member's Liabilities. The Member's liability shall be limited as set forth in this Agreement and the Georgia Act and other applicable law. The Member shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Company beyond the amount contributed by the Member to the capital of the Company, except as provided by applicable law.

            9.2 Voting Rights. Except as otherwise specifically set forth in this Agreement, the Member shall have the voting rights as set forth in the Georgia Act.

      10.   CAPITAL CONTRIBUTIONS.

            10.1 Member's Capital Contribution. The Member shall contribute the amounts or property set forth on Exhibit A as such Member's initial capital contribution at the time of purporting to become a member. The Member may make additional capital contributions at any time.

      11. DISTRIBUTIONS. All distributions by the Company shall be made at the discretion of the Manager.

      12.   DISSOLUTION.

            12.1 Events Causing Dissolution. The Company shall be dissolved and its affairs wound up only upon the occurrence of either of the following:

                  12.1.1 The Member determines that the Company should be dissolved; or

                  12.1.2 When required by law.

            12.2 Liquidation of Property and Application of Proceeds.

                  12.2.1 Winding Up. Upon the dissolution of the Company, the Manager shall wind up the Company's affairs in accordance with the Georgia Act, and is authorized to take any and all actions contemplated by the Georgia Act as permissible, including, without limitation:

                        (i) prosecuting and defending suits, whether civil, criminal, or administrative;

                        (ii) settling and closing the Company's business;

                        (iii) liquidating and reducing to cash the property as promptly as is consistent with obtaining its fair value;

                        (iv) discharging or making reasonable provision for the Company's liabilities; and

                        (v) distributing the proceeds of liquidation and any undisposed property.

                  12.2.2 Distribution of Proceeds. Upon the winding up of the Company, the Manager shall distribute the proceeds and undisposed property as follows:

                        (i) to creditors, including the Member if he is a creditor, to the extent and in the order of priority provided by law, in satisfaction of liabilities of the Company, whether by payment or the making of reasonable provisions for payment thereof; and

                        (ii) thereafter, to the Member.

      13.   TRANSFER OF MEMBERSHIP INTERESTS; ADMISSION OF NEW MEMBERS.

            13.1 The Member may freely sell, assign, pledge, grant a security interest in, or otherwise transfer or encumber all or a portion of its interest in the Company, without the consent of the Manager.

            13.2 Any person that acquires, whether through purchase, assignment, transfer or otherwise, all or any part of the Member's interest in the Company shall be admitted as a Member only (i) in accordance with the terms and conditions of such purchase, assignment or transfer and (ii) upon the surrender of certificates evidencing such interest, together with duly executed instruments of transfer, to the Manager at the Manager's office. Upon the fulfilment of the conditions set forth in the preceding sentence, the assigning Member shall immediately cease to be a Member to the extent such Member sold, assigned, transferred or otherwise disposed of all or any part of such Member's interest and, to the extent less than all of such Member's interest was sold, assigned, transferred or otherwise disposed of, such Member shall remain a Member. No consent of the Manager or any other Member shall be required as a condition to the admission of a new Member in accordance with the terms and conditions of this Section

13. Immediately upon admission, a Member shall have all of the rights and powers of a Member hereunder and under applicable law.

      IN WITNESS WHEREOF, the sole Member hereby makes this Operating Declaration as of the date first above written.

                                        MEMBER

                                        Satellink Communications, Inc.

                                        By:  /s/ Jerry W. Mayfield
                                             ----------------------------
                                             Mr. Jerry W. Mayfield
                                             President

                                   EXHIBIT A


Member's Name and Address          Capital                  Membership
-------------------------          Contribution             Interest
                                   ------------             --------

Satellink Communications, Inc.          $1,000                   100%
1325 Northmeadow Parkway                ------                   ---
Suite 120
Roswell, Georgia 30076